Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, JENNIFER L. WOODS and CHRISTOPHER A. MARTIN, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-3 covering the registration of an indeterminate amount of securities of Monsanto Company (the “Registration Statement”), and any and all amendments to the Registration Statement (including post-effective amendments), and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: June 24, 2014

/S/ HUGH GRANT	/S/ GWENDOLYN S. KING
Hugh Grant Chairman of the Board and Chief Executive Officer; Director (Principal Executive Officer)	Gwendolyn S. King Director

/S/ PIERRE COURDUROUX	/S/ MARCOS M. LUTZ
Pierre Courduroux Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Marcos M. Lutz Director

/S/ NICOLE M. RINGENBERG	/S/ C. STEVEN MCMILLAN
Nicole M. Ringenberg Vice President and Controller (Principal Accounting Officer)	C. Steven McMillan Director

/S/ GREGORY H. BOYCE	/S/ JON R. MOELLER
Gregory H. Boyce Director	Jon R. Moeller Director

/S/ DAVID L. CHICOINE	/S/ WILLIAM U. PARFET
David L. Chicoine Director	William U. Parfet Director

/S/ JANICE L. FIELDS	/S/ GEORGE H. POSTE
Janice L. Fields Director	George H. Poste Director

/S/ ARTHUR H. HARPER	/S/ ROBERT J. STEVENS
Arthur H. Harper Director	Robert J. Stevens Director

/S/ LAURA K. IPSEN
Laura K. Ipsen Director